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                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          NEW JERSEY STEEL CORPORATION

    New Jersey Steel Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

    1. The name of the Corporation is New Jersey Steel Corporation. The date of filing its original Certificate of Incorporation with the Secretary of State is November 18, 1976 under the name of Steel Holdings Corporation. An amendment to the Certificate of Incorporation was filed December 1, 1978, changing the corporate name to the present one.

    2. This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the Corporation by (i) amending ARTICLE FOURTH to authorize additional shares of Class A Common Stock (redesignated "Common Stock") and Class B Common Stock, to provide, under certain circumstances, for the automatic conversion of the Class B Common Stock into Common Stock, and to authorize a new class of Preferred Stock, par value $.01 per share, to be issued in series; and (ii) adding a new ARTICLE FIFTH relating to liability of directors in certain circumstances; and (iii) amending ARTICLE SEVENTH by inserting the words "authorized or" immediately preceding the word "permitted" in the second line thereof and by placing the words "officers and directors" instead of the words "persons" in the third line thereof.

    3. The text of the Certificate of Incorporation of the Corporation, as amended, or supplemented heretofore is further amended hereby to read as herein set forth in full:

    FIRST:  The name of the corporation is

NEW JERSEY STEEL CORPORATION

    SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at that address is The Corporation Trust Company.

    THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporation may be organized under the General Corporation Law of Delaware.

    FOURTH: (A) The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is Twenty Million (20,000,000) shares, divided into classes as follows:

        (1) Fourteen Million Five Hundred Thousand (14,500,000) shares of Common Stock, par value $.01 per share (hereinafter called the "Common Stock");

        (2) Five Hundred Thousand (500,000) shares of Class B Non-Voting Common Stock, par value $.01 per share (hereinafter called "Class B Non-Voting Common Stock"); and

        (3) Five Million (5,000,000) shares of Preferred Stock, par value $.01 per share (herein called the "Preferred Stock"), to be issued in series.

    (B) The following is a statement of the designations, and the powers, preferences and rights, and the qualifications, limitations or restrictions, in respect of the stock of the Corporation:

        (1) Common Stock and Class B Non-Voting Common Stock shall be identical in all respects except with respect to voting rights. With respect to voting, except as otherwise provided by law and this Certificate of Incorporation, (a) the holders of Common Stock shall vote together as a class on all matters to be voted on by stockholders of the Corporation, including the election of all directors of the Corporation, with each holder of Common Stock entitled to one vote per share, and (b) the holders of Class B Non-Voting Common Stock shall not be entitled to vote. Upon the closing of the sale to the public by the company of shares of Common Stock pursuant to an offering registered under the Securities Act of 1933 (a "Public Sale"), each outstanding share of Class B Common Stock shall be
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    converted into, and shall automatically become, a share of Common Stock and the authorized but unissued Class B Common Stock shall become authorized and unissued Common Stock and the Class B Common Stock shall no longer be an authorized class of capital stock of the Corporation.

        (2) The shares of Preferred Stock may be issued in one or more series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series. Authority is hereby expressly granted to the Board of Directors of the Corporation to fix, subject to the provisions herein set forth, before the issuance of any shares of a particular series, the number, designation, and relative rights, preferences and limitations of the shares of such series including (1) voting rights, if any, which may include the right to vote separately and the right to vote together as a single class with the Common Stock and any other series of the Preferred Stock with the number of votes per share accorded to shares of such series being the same as or different from that accorded to such other shares, (2) the divided rate per annum, if any, and the terms and conditions pertaining to dividends and whether such dividends shall be cumulative, (3) the amount or amounts payable upon such shares and the priority thereof, if any, in the event of voluntary or involuntary liquidation, (4) the redemption price or prices, if any, and the terms and conditions of the redemption, (5) sinking fund provisions, if any, for the redemption or purchase of such shares, (6) the terms and conditions on which such shares are convertible, in the event the shares are to have conversion rights, and
    (7) any other rights, preferences and limitations pertaining to such series which may be fixed by the Board of Directors pursuant to the General Corporation Law of the State of Delaware.

    FIFTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as director. This provision, however, shall not eliminate or limit the liability of a director, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omission not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

    SIXTH: The by-laws of the corporation may be made, altered, amended, changed, added to or repealed by the Board of Directors without the assent or vote of the stockholders.

    SEVENTH: The corporation shall, to the full extent authorized or permitted by Section 145 of the Delaware General Corporation Law of the State of Delaware, as amended from time to time, indemnify all officers and directors whom it may indemnify pursuant thereto.

    EIGHTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

    4. This Restated Certificate of Incorporation was duly adopted by written consent of the sole stockholder in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware and written notice of the adoption of this Restated Certificate of Incorporation has been given as provided by Section 228 of the General Corporation Law of the State of Delaware to sole stockholder entitled to such notice.

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    IN WITNESS WHEREOF, said New Jersey Steel Corporation has caused this certificate to be signed by Robert J. Pasquarelli, its President, and attested by Walter H. Beebe, its Secretary, this 7th day of April, 1987.

                                          NEW JERSEY STEEL CORPORATION

                                          By: /s/Robert J. Pasquarelli
--------------------------------------------------------------------------------
                                                     President

ATTEST:

By: /s/ Walter H. Beebe
---------------------------------
      Secretary

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